Exhibit 10.1

Execution Version

$70,000,000 SENIOR SECURED CREDIT FACILITY

CREDIT AGREEMENT

AMONG

ENERNOC, INC.,

AS THE BORROWER,

THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

SILICON VALLEY BANK,

AS ADMINISTRATIVE AGENT, SWINGLINE LENDER, ISSUING LENDER, LEAD

ARRANGER AND BOOK MANAGER,

AND

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO,

AS LENDERS

DATED AS OF APRIL 18, 2013

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-ii-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-iii-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-iv-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

-v-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Page
EXHIBITS

Exhibit A:	Form of Guarantee and Collateral Agreement
Exhibit B:	Form of Compliance Certificate
Exhibit C:	Form of Closing Certificate
Exhibit D:	Form of Solvency Certificate
Exhibit E:	Form of Assignment and Assumption
Exhibit F-1-4:	Form of Tax Certificates
Exhibit G:	Form of Borrowing Base Certificate
Exhibit H-1:	Form of Revolving Loan Note
Exhibit H-2:	Form of Swingline Loan Note
Exhibit I:	Form of Collateral Information Certificate
Exhibit J:	Form of Notice of Borrowing
Exhibit K:	Form of Notice of Conversion/Continuation

SCHEDULES

Schedule 1.1A:	Commitments
Schedule 1.1B:	Existing Letters of Credit
Schedule 1.1C:	Immaterial Subsidiaries
Schedule 4.3:	Existence; Compliance with Law
Schedule 4.4:	Governmental Approvals, Consents, Authorizations, Filings and Notices
Schedule 4.5:	Requirements of Law
Schedule 4.6:	Litigation
Schedule 4.7:	No Default
Schedule 4.10:	Taxes
Schedule 4.13:	ERISA
Schedule 4.15:	Subsidiaries
Schedule 4.19(a):	Financing Statements and Other Filings
Schedule 7.2(d):	Existing Indebtedness
Schedule 7.3(f):	Existing Liens
Schedule 7.5(g):	Dispositions

-vi-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CREDIT AGREEMENT (this “Agreement”), dated as of April 18, 2013, among (a) ENERNOC, INC., a Delaware corporation (the “Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), including SILICON VALLEY BANK (“SVB”), (c) SVB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), (d) SVB, as the Issuing Lender, and (e) SVB, as the Swingline Lender.

WITNESSETH:

WHEREAS, the Borrower has previously entered into a certain Amended and Restated Credit Agreement dated as of March 14, 2012 with the Administrative Agent, the Issuing Lender (as defined therein) and the “Lenders” (as defined therein) (as amended and in effect, the “Existing Credit Agreement”; the credit facility provided pursuant to the Existing Credit Agreement is referred to herein as the “Existing Credit Facility”);

WHEREAS, the Borrower desires to obtain financing to refinance the Existing Credit Facility, as well as for working capital financing and letter of credit facilities;

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $70,000,000.00, consisting of a revolving loan facility providing for $70,000,000 in aggregate principal amount of Revolving Commitments, including $70,000,000.00 in aggregate principal amount of availability for Letters of Credit (as a sublimit of the Revolving Commitments) and a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility);

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets;

WHEREAS, each of the Guarantors has agreed to guarantee the Obligations of the Borrower and to secure their respective Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its respective assets;

Now, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus one-half of one percent (0.50%). Any change in the

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate.

“ABR Loans”: Loans, the rate of interest applicable to which is based upon the ABR.

“Account Debtor”: any Person who may become obligated to any Person under, with respect to, or on account of, an Account, chattel paper or general intangibles (including a payment intangible). Unless otherwise stated, the term “Account Debtor,” when used herein, shall mean an Account Debtor in respect of an Account of the Borrower or a Subsidiary.

“Accounts”: all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing. Unless otherwise stated, the term “Account,” when used herein, shall mean an Account of the Borrower or a Subsidiary.

“Administrative Agent”: SVB, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Affected Lender”: as defined in Section 2.19.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment (including, without duplication, such Lender’s L/C Commitment) then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: 2.00% per annum in the case of Eurodollar Loans and Letter of Credit Fees, and 1.00% per annum in the case of ABR Loans.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Approved Fund”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Auto-Extension Letter of Credit”: as defined in Section 3.1(a).

“Available Revolving Commitment”: (i) at any time a Borrowing Base Period is in effect, an amount equal to (a) the lesser of (1) the Total Revolving Commitments in effect at such time and (2) the Borrowing Base in effect at such time, minus (b) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time and the aggregate Dollar Equivalent amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (c) the aggregate outstanding principal balance of any Revolving Loans, and (ii) at any time a Borrowing Base Period is not in effect, an amount equal to (a) the Total Revolving Commitments in effect at such time, minus (b) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time and the aggregate Dollar Equivalent amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (c) the then aggregate outstanding principal balance of any Revolving Loans; provided that in each case for purposes of calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.6(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Bank Services”: are any products and/or credit services facilities provided to any Loan Party by Administrative Agent, any Lender, or any of their Affiliates, including, without limitation, all letters of credit, guidance facilities, bank services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services) and foreign exchange services as any such products or services may be identified in the various agreements related thereto (each, a “Bank Services Agreement”).

“BBA LIBOR”: as defined in the definition of “Eurodollar Base Rate.”

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date of (a) [*****] of Unrestricted Cash, plus (b) [*****] of the book value of Eligible Accounts as of such date, plus (c) until the Borrowing

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Base Step-down Date, [*****] of Eligible Fixed Assets as of such date valued at the lower of cost or market, plus (d) until the Borrowing Base Step-down Date, [*****] of Eligible Unbilled Accounts as of such date; (provided that (i) the amount made available under clauses (c) and (d) in the aggregate shall not exceed [*****] of the entire Borrowing Base, (ii) the amount made available under clause (b) in respect of Eligible Australian Accounts shall not exceed [*****] in the aggregate at any time, (iii) the amount made available under clause (b) in respect of Eligible Canadian Accounts shall not exceed [*****] in the aggregate at any time and (iv) the amount made available under clause (b) in respect of Eligible Accounts owned by Loan Parties other than the Borrower shall not exceed [*****] in the aggregate at any time), less (e) in each case, the amount of any Reserves established by the Administrative Agent in its Permitted Discretion as of such date.

“Borrowing Base Certificate”: a certificate to be executed and delivered from time to time by the Borrower in substantially the form of Exhibit G, or in such other form as shall be acceptable in form and substance to the Administrative Agent.

“Borrowing Base Period”: (i) the period commencing on the Closing Date and ending on the Borrowing Base Step-down Date and (ii) on and after the Borrowing Base Step-down Date, at any time Unrestricted Cash is less than the dollar amount of the Total Revolving Commitment then in effect as determined by Administrative Agent in its sole discretion.

“Borrowing Base Step-down Date”: the earlier of (i) the date on which the financial reports and certificates required by Sections 6.1 and 6.2 are required to be delivered with respect to the fiscal quarter ending September 30, 2013 and (ii) the date on which such financial reports and certificates are actually delivered.

“Borrowing Date”: any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of such Person and its Subsidiaries) by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize”: to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender; (b) with respect to Obligations arising under any Bank Services Agreement in connection with Bank Services, such Lender, for its own or any of its applicable Affiliate’s benefit, as provider of such Bank Services, cash or deposit account balances or, if such provider of Bank Services shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such provider of Bank Services; or (c) with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or deposit account balances or, if such Qualified Counterparty shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Certificated Securities”: as defined in Section 4.19(a).

“Change of Control”:

(a) EnerNOC shall cease to own, directly or indirectly, 100% of the Capital Stock of ENOC Securities and each of the Wholly Owned Subsidiary Guarantors except as expressly permitted hereunder.

(b) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); or

(c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date”: the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Collateral Information Certificate”: the Collateral Information Certificate to be executed and delivered by the Borrower and each other Loan Party, substantially in the form of Exhibit I.

“Collateral-Related Expenses”: all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment”: as to any Lender, the Revolving Commitment (including, without duplication, such Lender’s L/C Commitment) of such Lender.

“Commitment Fee”: as defined in Section 2.6(a).

“Commitment Fee Rate”: a per annum rate of one-quarter of one percent (0.25%).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit B.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA”: with respect to the Borrower and its Subsidiaries for any period, (a) the sum, without duplication, of the amounts for such period of (i) Net Income, plus (ii) Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) other extraordinary, unusual, or non-recurring losses or expenses reducing Net Income (capped at $3,000,000 in the aggregate during any period of twelve (12) consecutive months), plus (vii) non-cash impairment of intangible assets, including goodwill (capped at $20,000,000 in the aggregate during any period of twelve (12) consecutive months), plus, (viii) non-cash stock compensation expense, minus (b) the sum, without duplication of the amounts for such period of (i) extraordinary, unusual, or non-recurring gains or income increasing Net Income for such period, plus (ii) interest income, each as determined in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement”: a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Credit Extension” or “extension of credit”: is any Revolving Loan, Letter of Credit, amount utilized for Bank Services, or any other extension of credit by Lenders for Borrower’s benefit.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: subject to Section 2.20(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans (including Swingline Loans) or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within three (3) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect with respect to its funding obligations hereunder unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) as of the date established therefor by the Administrative Agent in written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Lender, the Swing Line Lender and each other Lender promptly following such determination.

“Default Rate”: as defined in Section 2.11(c).

“Deferred Revenue”: all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue in accordance with GAAP.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Deposit Account Control Agreement”: any control agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a deposit account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such deposit account.

“Discharge of Obligations”: subject to Section 10.8, the satisfaction of the Obligations by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof) of the principal of and interest on or other liabilities relating to each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Bank Services, to the extent (a) no default or termination event shall have occurred and be continuing thereunder, (b) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof), and (c) the aggregate Commitments of the Lenders are terminated.

“Disposition”: with respect to any property (including, without limitation, Capital Stock of any Subsidiary of the Borrower), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof and any issuance of Capital Stock of the Borrower or any of its Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by the Administrative Agent at such time based upon the then applicable exchange rate reported by Bloomberg Financial Services Reporting for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Eligible Accounts”: (i) all of the Accounts owned by a Loan Party, (ii) with respect to the period from April 1, 2013 through June 30, 2013, Eligible Canadian Accounts owned by EnerNOC Canada, and (iii) with respect to the period from April 1, 2013 through June 30, 2013, Eligible Australian Accounts owned by EnerNOC Australia, and, in each case, reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, except any such Account as to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right, at any time and from time to time after the Closing Date, in its Permitted Discretion to establish and, with the consent of the Required Lenders, modify or eliminate Reserves against Eligible Accounts, or, acting in its commercially reasonable good faith business judgment, to adjust or supplement any of the criteria set forth below, to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, to

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reflect changes in the collectability or realization values of such Accounts arising or discovered by the Administrative Agent after the Closing Date. Eligible Accounts shall not include any Account of the Borrower:

(a) that does not arise from the sale of goods or the performance of services by the Borrower in the ordinary course of its business;

(b) (i) upon which the Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the applicable Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or services rendered pursuant to a contract under which the applicable Account Debtor’s obligation to pay is subject to the Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice, in a form reasonably acceptable to the Administrative Agent and consistent with the Borrower’s past business practices, has not been sent to the applicable Account Debtor, unless an invoice is not required by the agreements between the Borrower and the applicable Account Debtor entered into in the ordinary course of business consistent with past practice (sometimes referred to as “self-invoicing”);

(f) that (i) is not owned by (A) a Loan Party, (B) EnerNOC Canada (with respect to Eligible Canadian Accounts), or (C) EnerNOC Australia (with respect to Eligible Australian Accounts), or (ii) is subject to any Lien of any other Person, other than Liens in favor of the Administrative Agent (held for the ratable benefit of the Secured Parties), except for Liens permitted under Section 7.3 hereof (other than Eligible Australian Accounts and Eligible Canadian Accounts which shall be free and clear of all Liens);

(g) that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party, or to any entity that has any common officer or director with any Loan Party;

(h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Borrower has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i) that is the obligation of an Account Debtor located in a foreign country, other than (i) as determined on a case-by-case basis where the Administrative Agent is confident of its ability to perfect its security interest therein, or (ii) where such obligation is supported by a letter of credit, assigned and delivered to the Administrative Agent and reasonably satisfactory to the Administrative Agent as to form, amount and issuer or (iii) Eligible Australian Accounts and Eligible Canadian Accounts;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j) to the extent any Group Member is liable to the applicable Account Debtor related to such Account for goods sold or services rendered or to be rendered by such Group Member, but only to the extent of the potential offset;

(k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the applicable Account Debtor is or may be conditional (but only to the extent that any such delivery condition then applies);

(l) that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) such Account is not paid within ninety (90) days following its original invoice date (irrespective of whether the payment terms relating to such Account permit payment after the 90th day following such original invoice date);

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) a petition is filed by or against the Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors

(m) that is owed by an Account Debtor where 50% or more of the aggregate Dollar amount of all Accounts owing by such Account Debtor are ineligible under one or more of the other criteria set forth in this definition;

(n) as to which any Lien in favor of the Administrative Agent is not a first priority perfected Lien (for the avoidance of doubt, there shall not be a Lien in favor of the Administrative Agent with respect to Eligible Australian Accounts and Eligible Canadian Accounts);

(o) as to which any of the representations or warranties in the Loan Documents are untrue;

(p) to the extent such Account exceeds any credit limit established by the Administrative Agent, in its Permitted Discretion;

(q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 25% of all Eligible Accounts;

(r) that is payable in any currency other than Dollars (unless converted into Dollars on terms reasonably satisfactory to the Administrative Agent);

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(s) owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of the Borrower’s complete performance (but only to the extent of the amount withheld (sometimes called retainage billings);

(t) subject to contractual arrangements between the Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements and where the Account Debtor has a right of setoff for damages suffered as a result of the Borrower’s failure to perform in accordance with the contract setting forth such requirements (sometimes called contracts accounts receivable, progress billings, milestone billings or fulfillment contracts);

(u) subject to trust provisions, subrogation rights of a bonding company or a statutory trust;

(v) owing from an Account Debtor with respect to whom the Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); or

(w) for which the Administrative Agent or the Required Lenders reasonably determines in its Permitted Discretion collection to be doubtful.

Any Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing eligibility requirements, shall forthwith cease to be an Eligible Account until such time as such Account shall again meet all of the foregoing requirements.

“Eligible Assignee”: (a) a Lender, an Affiliate of a Lender or any Approved Fund; or (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its substantial businesses; provided that neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee.

“Eligible Fixed Assets: The net book value of fixed assets of the Borrower and its Subsidiaries as determined under GAAP and reflected in the Borrower’s consolidated financial statements.

“Eligible Australian Accounts”: During the period from April 1, 2013 through June 30, 2013, Accounts owned by EnerNOC Australia and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent that meet all of the criteria of an “Eligible Account”.

“Eligible Canadian Accounts”: During the period from April 1, 2013 through June 30, 2013, Accounts owned by EnerNOC Canada and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent that meet all of the criteria of an “Eligible Account”.

“Eligible Unbilled Accounts”: Accounts owned by a Loan Party and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent that meet all of the criteria of an “Eligible Account” except such accounts (i) are not due and

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payable and (ii) have not been invoiced as required by the criteria set forth in clause (e) of the definition of “Eligible Accounts”, but in respect of which the Loan Parties are recognizing income in accordance with GAAP. The Administrative Agent shall have the right, at any time and from time to time after the Closing Date, in its Permitted Discretion to establish, and, with the consent of the Required Lenders, modify or eliminate Reserves against Eligible Unbilled Accounts, or, acting in its commercially reasonable good faith business judgment, to adjust or supplement any of the criteria set forth below, to establish new criteria, and to adjust advance rates with respect to Eligible Unbilled Accounts, to reflect changes in the collectability or realization values of such Accounts arising or discovered by the Administrative Agent after the Closing Date.

“EnerNOC Australia”: EnerNOC Australia Pty Ltd., a company organized under the laws of Australia.

“EnerNOC Canada”: EnerNOC Ltd., a company organized under the laws of Ontario, Canada.

“ENOC Securities”: ENOC Securities Corporation, a Massachusetts corporation.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate”: each business or entity which is, or within the last six (6) years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c) or (m) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six (6) years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”: any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

therefore, or the receipt by any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Loan Party or any Subsidiary thereof may be directly or indirectly liable; (m) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against any Loan Party or any Subsidiary thereof in connection with any such plan; (o) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (p) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules”: the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be a rate equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying BBA LIBOR). In the event that the Administrative Agent determines that BBA LIBOR is not available, the “Eurodollar Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by SVB for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Requirements.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Foreign Subsidiary”: (i) any Foreign Subsidiary in respect of which either (a) the pledge of more than 65% (or such greater percentage as would not, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Borrower) of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Borrower or (ii) any Subsidiary that is a subsidiary of a “controlled foreign corporation” as defined in Section 957 of the Code.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in any such case (i) to the extent imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) to the extent constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Credit Facility”: as defined in the recitals hereto.

“Existing Letters of Credit”: each of the Letters of Credit described by date of issuance, amount, beneficiary and the date of expiry on Schedule 1.1B hereto.

“Facility”: each of (a) the L/C Facility (which is a sub-facility of the Revolving Facility), (b) the Revolving Facility and (c) the Swingline Facility (which is a sub-facility of the Revolving Facility).

“FATCA”: (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in the United States.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Fee Letter”: collectively, (i) the letter agreement dated April 18, 2013 between Borrower and Administrative Agent and (ii) the letter agreement dated April 18, 2013 between Borrower, Administrative Agent and the Lenders.

“Foreclosed Borrowers”: as defined in Section 2.21.

“Fronting Exposure”: at any time there is a Defaulting Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Foreign Currency”: lawful money of a country other than the United States.

“Foreign Currency L/C”: as defined in Section 3.1(a)(i).

“Foreign Lender”: (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Free Cash Flow”: for any period, (i) Consolidated Adjusted EBITDA for such period, minus the sum of (ii) (A) Capital Expenditures for such period, (B) taxes paid in cash in such period and (C) Interest Expense for such period.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries, excluding any Immaterial Subsidiary.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Subsidiary Guarantors.

“Holdover Letter of Credit”: as defined in Section 3.1(a)(i).

“Hostile Acquisition”: the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Immaterial Subsidiary”: each of Borrower’s Subsidiaries listed on Schedule 1.1C hereto as such Schedule may be revised or supplemented from time to time with the consent of the Required Lenders, provided that (i) each such Subsidiary does not individually (a) at any time have total assets (excluding intangible assets (other than Intellectual Property) and goodwill) with a book value equal to or in excess of $15,000,000, (b) have revenues equal to or greater than $15,000,000 tested as of the last day of the fiscal quarter then most recently ended for the trailing 12 months ended on such date, in each case as determined in accordance with GAAP, (c) have a month-end cash balance in excess of $3,000,000, or (d) own any material Intellectual Property or any application therefor; and (ii) all such Subsidiaries do not in the aggregate (a) at any time have total assets (excluding intangible assets (other than Intellectual Property) and goodwill) with a book value equal to or in excess of $15,000,000, (b) have revenues equal to or greater than $25,000,000 tested as of the last day of the fiscal quarter then most recently ended for the trailing twelve (12) months ended on such date, in each case as determined in accordance with GAAP, (c) have a month-end cash balance in excess of $3,000,000, or (d) own any material Intellectual Property or any application therefor.

“Incremental Revolving Commitment”; as defined in Section 2.23.

“Indebtedness”: of any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business) solely to the extent that such obligations are not contingent; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above; (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (i) all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5(b).

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Insolvency Proceeding”: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”: an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Intercompany Subordination Agreement”: a Subordination Agreement among the Administrative Agent, for the benefit of the Secured Parties, and the Loan Parties in form and substance acceptable to the Administrative Agent.

“Interest Expense”: for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries paid in cash in such period (whether or not recognized in such period or a later period) with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Interest Payment Date”: (a) as to any ABR Loan (including any Swingline Loan), the first day of each month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan: (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, subject to availability, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, subject to availability, as selected by the Borrower by irrevocable notice to the Administrative Agent in a Notice of Conversion/Continuation not later than 10:00 A.M., Eastern time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interest Rate Agreement”: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with the Borrower’s and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

“Inventory”: all “inventory,” as such term is defined in the New York UCC, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”: as defined in Section 7.7.

“IRS”: the United States Internal Revenue Service, or any successor thereto.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Issuer Documents”: with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or in favor the L/C Issuer and relating to any such Letter of Credit.

“Issuing Lender”: as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit (including, without limitation, each Existing Letter of Credit), and (b) any other Lender or an Affiliate thereof that may become an Issuing Lender after the Closing Date pursuant to Section 3.10 or 3.11, with respect to Letters of Credit issued by such Lender or its Affiliate. SVB is the sole Issuing Lender as of the Closing Date. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution.

“Issuing Lender Fees”: as defined in Section 3.3(a).

“Joinder”; as defined in Section 2.23.

“L/C Advance”: each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment”: as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate Dollar Equivalent principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such L/C Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Commitment and the L/C Commitments shall not exceed the Available Revolving Commitment at any time.

“L/C Disbursements”: a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time. The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility”: the L/C Commitments and the extensions of credit made thereunder.

“L/C Fee Payment Date”: as defined in Section 3.3(a).

“L/C Lender”: a Lender with an L/C Commitment.

“L/C Percentage”: as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.19.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“L/C-Related Documents”: collectively, each Letter of Credit (including any Existing Letter of Credit), all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances.

“Lenders”: as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender and the Swingline Lender. The Lenders as of the Closing Date are identified on Schedule 1.1A.

“Letter of Credit”: as defined in Section 3.1(a); provided that such term shall include each Existing Letter of Credit.

“Letter of Credit Availability Period”: the period from and including the Closing Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees”: as defined in Section 3.3(a).

“Letter of Credit Fronting Fees”: as defined in Section 3.3(a).

“Letter of Credit Maturity Date”: the Revolving Termination Date.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes, the Fee Letter, any Intercompany Subordination Agreement, the Collateral Information Certificate, the Solvency Certificate, each L/C-Related Document, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, each Compliance Certificate, each Borrowing Base Certificate the Bank Services Agreements, any amendment, waiver, supplement or other modification to any of the foregoing and any other documents or instruments executed and delivered in connection with the foregoing.

“Loan Parties”: the Borrower and each other Group Member or Immaterial Subsidiary that has executed and become a party to the Guarantee and Collateral Agreement as a “Guarantor” and “Grantor” thereunder and has delivered the documents required pursuant to Section 5.1(f) (and/or such other guaranty and security documents as required pursuant to Section 6.11 hereof).

“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Documents to which it is a party.

“Materials of Environmental Concern”: any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“Maximum Lawful Rate”: as defined in Section 2.12(c).

“Minority Lender”: as defined in Section 10.1(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties as to which, pursuant to Section 6.11(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time and in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions.

“Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower and its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“New York UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Non-Extension Notice Date”: as defined in Section 3.1(a).

“Note”: a Revolving Loan Note or a Swingline Loan Note.

“Notice of Borrowing”: a notice substantially in the form of Exhibit J.

“Notice of Conversion/Continuation”: a notice substantially in the form of Exhibit K.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest, fees, costs, expenses and indemnities accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest, fees, costs, expenses or indemnities is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Bank Services Agreements, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant hereto) or otherwise.

“OFAC”: The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.19).

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC”: the Pension Benefit Guaranty Corporation, or any successor thereto.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Pension Plan”: an employee pension plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA and in respect of which any Loan Party or any ERISA Affiliate thereof is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Permitted Acquisition” means the purchase or other acquisition by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person; provided that, with respect to each such purchase or other acquisition:

(a) each such purchase or acquisition is of a Person or ongoing business engaged in business activities in which the Borrower is permitted to engage pursuant to Section 7.15;

(b) (i) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, and (ii) immediately after giving effect to such purchase or other acquisition, on a pro forma basis, the Borrower and its Subsidiaries shall be in compliance with each of the covenants set forth in this Agreement (including Section 7.1);

(c) any Person so acquired becomes a guarantor under the Guarantee and Collateral Agreement and the other requirements of Section 6.11 (subject to the limitations therein with respect to Excluded Foreign Subsidiaries) and the Security Documents are satisfied within the applicable time periods set forth therein;

(d) the total consideration for such purchases or other acquisitions shall not exceed $5,000,000 in the aggregate for all purchases or acquisitions during the term of this Agreement;

(e) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.2 hereof;

(f) after giving effect to such purchase or acquisition, the net effect of such purchase or acquisition shall be accretive to the Borrower’s Consolidated Adjusted EBITDA on a pro forma basis for the 12 month period ended one year after the proposed date of consummation of such proposed purchase or acquisition;

(g) the acquisition shall not be a Hostile Acquisition; and

(h) the Borrower shall have delivered to the Administrative Agent and each Lender, at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Permitted Discretion”: means a determination made by the Administrative Agent or the Lenders, as applicable, in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment, upon notice to and after consultation with the Borrower with respect thereto.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is maintained or sponsored by any Loan Party or any Subsidiary thereof, or (b) a Pension Plan.

“Preferred Stock”: the preferred Capital Stock of the Borrower.

“Prime Rate”: the rate of interest per annum from time to time published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by SVB as its prime rate in effect at its principal office in the State of California (such SVB announced Prime Rate not being intended to be the lowest rate of interest charged by SVB in connection with extensions of credit to debtors).

“Projections”: as defined in Section 6.2(b).

“Properties”: as defined in Section 4.17(a).

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Qualified Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax-qualified under Section 401(a) of the Code.

“Quick Assets”: on any date, the sum of (i) unrestricted cash, (ii) marketable securities that are immediately available for sale, and (iii) billed accounts receivable, in each case, of the Borrower and its Subsidiaries; provided that for purposes of the foregoing clause (iii), the amount of billed accounts receivable on any date shall not exceed 60% of the sum of the items specified in foregoing clauses (i) through (iii) on such date.

“Quick Ratio”: the ratio of (a) Quick Assets, to (b) the sum of (i) all of the liabilities and Obligations of the Loan Parties under this Agreement and the other Loan Documents (including Obligations in respect of issued Letters of Credit) and (ii) obligations of the Loan Parties for Bank Services that are not secured by cash.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Recipient”: the Administrative Agent or a Lender, as applicable.

“Refunded Swingline Loans”: as defined in Section 2.5(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Lender”: as defined in Section 2.19.

“Required Lenders”: at any time, (a) if only one Revolving Lender holds the Total Revolving Commitments at such time, such Revolving Lender, both before and after the termination of such Revolving Commitments; and (b) if more than one Revolving Lender holds the Total Revolving Commitments, at least two Revolving Lenders who together hold more than 50% of the Total Revolving Commitments (including, without duplication, the L/C Commitments) or, at any time after the termination of the Revolving Commitments when such Revolving Commitments were held by more than one Revolving Lender, at least two Revolving Lenders who together hold more than 50% of the Total Revolving Extensions of Credit then outstanding (including, without duplication, any L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time)); provided that, for the purposes of this clause (b), (x) a Lender and all of its Affiliates who are Lenders shall be deemed to be one Lender and (y) the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves”: with respect to the Borrowing Base, reserves against Eligible Accounts, Eligible Fixed Assets, and/or Eligible Unbilled Accounts that the Administrative Agent may, in its Permitted Discretion, establish from time to time.

“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer, controller or comptroller of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder). The Revolving Commitment of each Lender shall include, in any event, its L/C Commitment. The L/C Commitment is a sublimit of the Total Revolving Commitments.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the aggregate undrawn amount of all outstanding Letters of Credit (including any Existing Letters of Credit) at such time, plus (c) such Lender’s L/C Percentage of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan Conversion”: as defined in Section 3.5(b).

“Revolving Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Note”: a promissory note in the form of Exhibit H-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Loan Register”: as defined in Section 10.6(b).

“Revolving Loans”: as defined in Section 2.1(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Total Revolving Extensions of Credit then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Revolving Termination Date”: April 15, 2015.

“S&P”: Standard & Poor’s Ratings Services.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanctioned Entity”: (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person”: a Person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), any Qualified Counterparties, and the Administrative Agent, any Lender, or any of their Affiliates that is a provider of Bank Services.

“Securities Account Control Agreement”: any control agreement entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a securities account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such securities account.

“Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements, each Control Agreement, all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person, for the ratable benefit of the Lenders, to secure the Obligations of any Loan Party under any Loan Document and all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.

“Solvency Certificate”: the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(n), which Solvency Certificate shall be in substantially the form of Exhibit D.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”: any Swap Agreement entered into by the Borrower, any Subsidiary of Borrower or any other Loan Party and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) in respect of interest rates to the extent permitted under Section 7.12.

“Stated Rate”: as defined in Section 2.12(c).

“Subordinated Debt Document”: any agreement, certificate, document or instrument executed or delivered by the Borrower or any Subsidiary and evidencing Indebtedness of the Borrower or any Subsidiary which is subordinated to the payment of the Obligations in a manner approved in writing by the Administrative Agent and the Required Lenders, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent and the Required Lenders.

“Subordinated Indebtedness”: any Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations (the subordination terms of which are satisfactory to the Required Lenders) and which Indebtedness is in form and on terms approved in writing by the Required Lenders.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary or any Immaterial Subsidiary (that is not a Loan Party).

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Surety Indebtedness”: as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf the Borrower and its Subsidiaries as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by the Borrower and its Subsidiaries.

“SVB”: as defined in the preamble hereto.

“Swap Agreement”: any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including, without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be a “Swap Agreement”.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Lender”: SVB, in its capacity as the lender of Swingline Loans.

“Swingline Loan Note”: a promissory note in the form of Exhibit H-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Loans”: as defined in Section 2.4.

“Swingline Participation Amount”: as defined in Section 2.5(c).

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Total L/C Commitment”: at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.7 or 3.5(b). The initial Dollar Equivalent amount of the Total L/C Commitments on the Closing Date is $70,000,000. The Total L/C Commitment is a sublimit of the Total Revolving Commitment.”

“Total Revolving Commitment”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitment is $70,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Transferee”: any Eligible Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UCP 600”: the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and dated as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“UFCA”: as defined in Section 10.16(d).

“UFTA”: as defined in Section 10.16(d).

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“Unrestricted Cash”: all of the cash and Cash Equivalents of the Borrower on deposit at (a) SVB or one of SVB’s Affiliates or (b) a Lender or one of a Lender’s Affiliates and, in each case, which is subject to first priority Lien in favor of the Administrative Agent (for the ratable benefit of the Lenders) that is perfected by means of a Control Agreement.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.16(f).

“USCRO”: the US Copyright Office.

“USPTO”: the US Patent and Trademark Office.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Withholding Agent”: as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Revolving Commitments.

(a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the aggregate outstanding amount of any Revolving Loans, any Swingline Loans, the aggregate undrawn amount of all outstanding Letters of Credit and the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, incurred on

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

behalf of the Borrower and owing to such Lender, does not exceed the amount of such Lender’s Revolving Commitment. In addition, the amount of the Total Revolving Extensions of Credit outstanding at such time shall not exceed the lesser of (i) the Total Revolving Commitments in effect at such time, and (ii) during a Borrowing Base Period, the Borrowing Base in effect at such time. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.2 Procedure for Revolving Loan Borrowing. Subject to the terms and conditions hereof, the Borrower may borrow up to the Available Revolving Commitment under the Revolving Commitment during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (and, during any Borrowing Base Period, together with a Borrowing Base Certificate) (which must be received by the Administrative Agent prior to 10:00 A.M., Eastern time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of ABR Loans (in each case, with originals to follow within three (3) Business Days)) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.5(a) may be given not later than 10:00 A.M., Eastern time, on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) instructions for remittance of the proceeds of the applicable Loans to be borrowed. Unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one (1) month prior to the date that is thirty (30) days after the Closing Date. Each borrowing under the Revolving Commitment shall be in an amount equal to, in the case of ABR Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $100,000, such lesser amount); provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 12:00 P.M., Eastern time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Upon satisfaction of the applicable conditions set forth in Section 5.2, such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Revolving Lenders and in like funds as received by the Administrative Agent. The Borrower promises to pay to the Administrative Agent, for the account of the Revolving Lenders, in accordance with their respective Revolving Percentages, all amounts due under the Revolving Loans on the Revolving Termination Date or such earlier date as required hereunder.

2.3 Overadvances. If at any time or for any reason the amount of the Total Revolving Extensions of Credit exceeds the lesser of (i) the Total Revolving Commitments in effect at such time, and (ii) during a Borrowing Base Period, the Borrowing Base in effect at such time (any such excess, an “Overadvance”), the Borrower shall, if the amount of such Overadvance is (a) equal or greater than $500,000, immediately pay the full amount of such Overadvance to the Administrative Agent, without notice or demand, for application first to the repayment of all outstanding Revolving Loans and Swingline Loans and then to the Cash Collateralization of outstanding L/C Exposure necessary to cure such Overadvance, or (b) less than $500,000 and no Default or Event of Default has occurred that is continuing, within one (1) Business Day after the receipt of a request by the Administrative Agent or the Required Lenders therefor, pay the full amount of such Overadvance to the Administrative Agent, in each case, for application against the Revolving Extensions of Credit first to the repayment of all outstanding Revolving Loans and Swingline Loans and then to the Cash Collateralization of outstanding L/C Exposure necessary to cure such Overadvance; provided that any such repayment of an Overadvance shall be applied by the Administrative Agent first to repay Revolving Loans that are ABR Loans and thereafter to Revolving Loans that are Eurodollar Loans. Any prepayment of any Revolving Loan that is a Eurodollar Loan hereunder shall be subject to Borrower’s obligation to pay any amounts owing pursuant to Section 2.17.

2.4 Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline Loan to refinance any then outstanding Swingline Loan. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only and shall be made only in Dollars. To the extent not otherwise required by the terms hereof to be repaid prior thereto, the Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.

2.5 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans the Borrower shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M., Pacific time, on the proposed Borrowing Date) confirmed promptly in writing by a Notice of

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Borrowing, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan. Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Promptly thereafter, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower. Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.5(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one (1) Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M., Pacific time, and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M., Pacific time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan.

(c) If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.5(a) or a Revolving Loan has been made pursuant to Section 2.5(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.5(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b) or on the date requested by the Swingline Lender (with at least one (1) Business Days’ notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) The Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.

2.6 Commitment Fees, etc.

(a) Commitment Fee. As additional compensation for the Revolving Commitment, the Borrower shall pay the Administrative Agent, for the account of the Revolving Lenders, in arrears, on the first day of each calendar quarter prior to the Revolving Termination Date and on the Revolving Termination Date, a fee (the “Commitment Fee”) for the Borrower’s non-use of available funds in an amount equal to the Commitment Fee Rate (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Total Revolving Commitment (as it may be reduced from time to time) and (y) the average daily Total Revolving Extensions of Credit during the period for which such Commitment Fee is due. For the avoidance of doubt, the outstanding balance of Swingline Loans shall not be considered utilization of the Revolving Commitments for purposes of determining the commitment fee.

(b) Fee Letter. In addition to the other fees specified in this Agreement (including, without limitation, all fees payable pursuant to Section 3.3), the Borrower agrees to pay to the Administrative Agent for its own account and the account of the Lenders, as applicable, the fees in the amounts and on the dates as set forth in the Fee Letter and to perform any other obligations contained therein.

(c) Fees Nonrefundable. All fees payable under this Section 2.6 shall be fully earned on the date paid and nonrefundable.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.7 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Total Revolving Commitment or, from time to time, to reduce the amount of the Total Revolving Commitment; provided that no such termination or reduction of the Total Revolving Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the lesser of (A) the Total Revolving Commitments then in effect, and (B) during a Borrowing Base Period, the Borrowing Base then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Total Revolving Commitment then in effect; provided further, if in connection with any such reduction or termination of the Revolving Commitments a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. The Total L/C Commitment shall automatically reduce by an amount equal to any reduction in the Total Revolving Commitment pursuant to this Section 2.7. In addition to the foregoing, the Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Total L/C Commitment or, from time to time, to reduce the amount of the Total L/C Commitment; provided that no such termination or reduction of the Total L/C Commitment shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Total L/C Commitment then in effect. Upon receipt of any such notices, the Administrative Agent shall promptly notify each relevant Lender thereof.

2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 10:00 A.M., Eastern time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17; provided further that, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing or the sale of the Loan Parties, such notice of prepayment may be revoked if the financing or such sale is not consummated. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of at least $500,000 or, if greater, in whole multiples of $250,000.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.9 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Eastern time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Eastern time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Revolving Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice in a Notice of Conversion/Continuation to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, and; provided further that, if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.10 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than five (5) Eurodollar Tranches shall be outstanding at any one time.

2.11 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) After the occurrence and during the continuance of (x) any Default or Event of Default under Section 8.1(a) or (f), or (y) any other Default or Event of Default if requested by the Required Lenders in their discretion, all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.11, plus two percent (2.00%).

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.11(c) shall be payable from time to time on demand.

2.12 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall, as soon as practicable, notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or the applicable Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

(c) In no event shall the interest charged hereunder, with respect to the notes (if any) or any other obligations of Loan Parties under any Loan Documents exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.13 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or a continuation thereof that, by reason of circumstances affecting the relevant market, (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such requested Loan or conversion or continuation, as applicable, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (c) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then, in any such case (a), (b) or (c), the Administrative Agent shall promptly notify the Borrower and the relevant Lenders thereof as soon as practicable thereafter. Any such determination shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.14 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of the Commitment Fee and any reduction of the Commitments shall be made pro rata according to the respective L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M., Pacific time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Revolving Loan Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

promptly upon receipt in like funds as received. Any payment received by the Administrative Agent after 10:00 A.M. Pacific time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period from and including the date such amount is made available to the Borrower to but excluding the date such Lender makes such amount immediately available to the Administrative Agent. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against the Borrower.

(f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2.14, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) The obligations of each Lender hereunder to (i) make Revolving Loans, (ii) to fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iii) to fund its respective Swingline Participation Amount of any Swingline Loan, and (iv) to make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(i) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(j) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it or its participation in the L/C Exposure, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five Business Days of such receipt purchase (for cash at face value) from the other Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with their respective Revolving Percentages or L/C Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14(j) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.14(j) shall be required to implement the terms of this Section 2.14(j). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2.14(j) and shall in each case notify the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase. The provisions of this Section 2.14(j) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

(k) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees and Swingline Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or the Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect.

2.15 Illegality; Requirements of Law.

(a) Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b) Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date on which a Lender becomes a party to this Agreement:

(i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Taxes and (C) Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c) If any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or the compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(d) For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued.

(e) A certificate as to any additional amounts payable pursuant to paragraphs (b) or (c) of this Section submitted by any Lender to the Borrower (with a copy to the

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 2.15 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.16 Taxes.

For purposes of this Section 2.16, the term ‘Lender” includes the Issuing Lender and the term “applicable law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.16. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes. The Borrower shall, and shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by Loan Parties. The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If any Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(e) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.

2.17 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) a default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) for any reason, the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such losses and expenses shall be equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the Discharge of Obligations.

2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15(b), Section 2.15(c) or Section 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant hereto with respect to such event, in the future; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage and no unreimbursed cost or expense; provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15(b), Section 2.15(c) or Section 2.16(a). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.19 Substitution of Lenders. Upon the receipt by the Borrower of any of the following, with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a) a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.16 or of increased costs pursuant to Section 2.15(b) or Section 2.15(c);

(b) a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or

(c) notice from the Administrative Agent that a Lender is a Defaulting Lender;

then the Borrower may, at its sole expense and effort, within 15 days after the occurrence of such event or receipt by the Borrower of such notice and demand, upon notice to the Administrative Agent and such Affected Lender: (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.17 that result from the acquisition of any Affected Lender’s Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Eurodollar Loans then outstanding; and provided further, however, that if the Borrower elects to exercise such right with respect to any Affected Lender under clause (a) or (b) of this Section 2.19, then the Borrower shall be obligated to replace all Affected Lenders under such clauses. The Affected Lender replaced pursuant to this Section 2.19 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.17 hereof). Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender if such Lender rescinds its demand for increased costs or additional amounts, approves the consent, waiver or amendment at issue, or ceases to be a Defaulting Lender, within 15 days following its receipt of the Borrower’s notice of intention to replace such

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Lender within 90 days thereafter, Borrower’s rights under this Section 2.19 with respect to such proposed replacement shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Lender pursuant hereto.

2.20 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definition of Required Lenders.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.2 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the L/C Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender or Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) Certain Fees. A Defaulting Lender (A) shall not be entitled to receive any fee pursuant to Section 2.6(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.5(c), the L/C Percentage of each non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default has occurred and is continuing; and (B) the aggregate obligations of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages and L/C Percentages, as applicable (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

2.21 [Reserved].

2.22 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.23 Incremental Loans.

At any time commencing on the Closing Date through but excluding the Revolving Termination Date, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (a) below, the Borrower may, from time to time, request an increase to the Total Revolving Commitment (the “Incremental Revolving Commitment”), in an aggregate amount not to exceed $30,000,000. Any Incremental Revolving Commitment shall be in the amount of at least $5,000,000 and integral multiples of $500,000 in excess thereof. Any Incremental Revolving Commitment shall increase, on a dollar-for-dollar basis, the Total L/C Commitment.

(a) Each of the following shall be conditions precedent to the effectiveness of any Incremental Revolving Commitment:

(i) each of the conditions precedent set forth in Section 5.2 shall be satisfied.

(ii) Borrower shall be in compliance with the then applicable financial covenants set forth in Section 7.1 hereof both as of the end of the most recently ended fiscal quarter prior to the effectiveness of the Incremental Revolving Commitment and immediately after giving effect to the effectiveness of the Incremental Revolving Commitment on a pro forma basis.

(iii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with the requirements of clause (ii) above, together with all reasonably detailed calculations demonstrating such compliance.

(iv) the Borrower shall have delivered to the Administrative Agent, which shall in turn promptly furnish to the Lenders, an irrevocable written request for such Incremental Revolving Commitment at least ten (10) Business Days prior to the requested effective date of such Incremental Revolving Commitment.

(v) any prospective Lender, the Borrowers and the Administrative Agent have signed a joinder agreement to this Agreement (an “Joinder”), in form and substance reasonably satisfactory to the Administrative Agent, to which such prospective Lender, the Borrowers, and the Administrative Agent are party (any Joinder may, with the consent of the Administrative Agent, the Borrower and the Lenders or prospective Lender agreeing to provide the Incremental Revolving Commitment, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.23 (including, if applicable, any amendment necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC to secure the Obligations in respect of the Incremental Revolving Commitment) and the Borrower shall have executed any Notes requested by any Lender in connection with the Incremental Revolving Commitment.

(b) No Lender shall be obligated to participate in any Incremental Revolving Commitment, and each such Lender’s determination to participate shall be in such Lender’s sole and absolute discretion. The Administrative Agent shall invite each Revolving Lender to

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provide an Incremental Revolving Commitment (it being understood that no Revolving Lender shall be obligated to provide an Incremental Revolving Commitment) and to the extent, five (5) Business Day after receipt of invitation, sufficient Revolving Lenders do not agree to provide an Incremental Revolving Commitment on terms acceptable to the Borrower, then the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and is reasonably satisfactory to the Administrative Agent to become a Revolving Lender in connection with the proposed Incremental Revolving Commitment.

(c) Any Revolving Loans funded pursuant to the Incremental Revolving Commitment shall have the same terms as the Revolving Loans funded under the original Total Revolving Commitment.

(d) Upon the effectiveness of any Incremental Revolving Commitment, all references in this Agreement and any other Loan Document to the Total Revolving Commitment shall be deemed, unless the context otherwise requires, to include the Incremental Revolving Commitment provided pursuant to this Section 2.23.

(e) Any Revolving Loans funded under an Incremental Revolving Commitment established pursuant to this Section 2.23 shall constitute a Revolving Loan under the Loan Documents, and shall rank pari passu in right of payment in respect of the Collateral and with the Obligations in respect of the Revolving Loans.

(f) The Administrative Agent and the Lenders reserve the right to condition the effectiveness of any Incremental Revolving Commitment upon the amendment of the financial covenants contained in Section 7.1 hereof in a manner mutually agreeable to the Borrower and the Required Lenders.

SECTION 3

LETTERS OF CREDIT

3.1 L/C Commitment.

(a) Subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed either the Total L/C Commitment or the Available Revolving Commitment at such time. Each Letter of Credit shall (i) be denominated in Dollars, or in the discretion of the Issuing Lender, a Foreign Currency; provided that (A) the Dollar Equivalent of each Letter of Credit denominated in Foreign Currency (each, a “Foreign Currency L/C”) shall be reported by the Issuing Bank to the Administrative Agent (unless the Administrative Agent is the Issuing Lender) promptly upon the issuance of such Foreign Currency L/C and monthly within seven (7) Business Days prior to the end of each month (including the month of issuance) or more frequently upon the request of the Administrative Agent and (B) the Dollar Equivalent of the aggregate face amount of all Foreign Currency L/Cs shall not exceed $20,000,000 at any time; and (ii) expire no later than the

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

earlier of (x) the first anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Letter of Credit Maturity Date; except that (A) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above) subject to the Borrower’s satisfaction of the conditions set forth in Section 5.2 at the time of any such renewal and (B) a Letter of Credit may expire on a date that is up to 365 days after the Letter of Credit Maturity Date (each such Letter of Credit, a “Holdover Letter of Credit”) if, on or before the date that is five (5) Business Days prior to the Letter of Credit Maturity Date, the Borrower provides to the Issuing Lender cash collateral in an amount equal to 105% of the Dollar Equivalent of the face amount of such Letter of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by the Issuing Lender in its sole discretion), to secure all of the Obligations relating to such Letter of Credit; provided that the Dollar Equivalent of the aggregate face amount of all Holdover Letters of Credit shall not exceed $70,000,000 at any time; and provided, further, that following the Letter of Credit Maturity Date, the Issuing Bank may recalculate the Dollar Equivalent of the face amount of any Foreign Currency L/C at any time and, to the extent that the cash collateral previously provided by the Borrower is equal to less than 105% of the Dollar Equivalent of the face amount of such Foreign Currency L/C plus all interest, fees, and costs due or to become due in connection therewith (as estimated by the Issuing Lender in its sole discretion), the Borrower shall immediately provide sufficient additional cash collateral to the Issuing Bank to make up for this shortfall. In addition, if the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five (5) Business Days prior to the Letter of Credit Maturity Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if:

(i) such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(iii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.2 shall not then be satisfied;

(iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of the Issuing Lender;

(v) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(vi) except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial Dollar Equivalent stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(vii) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 3.10, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(viii) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount thereof after any drawing thereunder; or

(ix) subject to Section 3.1(a), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance thereof.

(c) Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of UCP 600 at the time of issuance shall apply to each commercial Letter of Credit.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Dollar Equivalent of the stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to the satisfaction of the conditions set forth in Section 5.2, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges.

(a) The Borrower agrees to pay, with respect to each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i) a fronting fee of 0.125% per annum on the drawable amount of such Letter of Credit to the Issuing Lender (a “Letter of Credit Fronting Fee”), and (ii) a fee equal to the Applicable Margin with respect to Eurodollar Loans per annum on the Dollar Equivalent of the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (“Letter of Credit Fee”), and (iii) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”). The Issuing Lender Fees shall be paid when required by the Issuing Lender, and the Letter of Credit Fronting Fee and the Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit. All fees pursuant to this Section 3.3(a) shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(c) The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the Administrative Agent may require. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(d) Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit pursuant to Section 2.20(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account.

3.4 L/C Participations; Existing Letters of Credit (a) ; L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the Dollar Equivalent of the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the Dollar Equivalent of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) Existing Letters of Credit. On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.3(a) and (b), reimbursement of costs and expenses to the extent

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided herein and for purposes of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict).

3.5 Reimbursement.

(a) If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the Dollar Equivalent of the entire amount of such L/C Disbursement not later than the immediately following Business Day. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds.

(b) If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, the Issuing Lender will promptly notify the Administrative Agent of the Dollar Equivalent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the Dollar Equivalent of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose); upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments in Dollars (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans that are ABR Loans plus (two percent (2.00%) per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s obligations hereunder

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of the Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of the Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9 Interim Interest. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall reimburse such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall reimburse such L/C

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan that is an ABR Loan; provided that the provisions of Section 2.6(b) shall be applicable to any such amounts not paid when due.

3.10 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan pursuant to Section 3.5(b), or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then effective amount of all L/C Exposure. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the Issuing Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender). At any time that there shall exist an Overadvance, immediately upon the request of the Administrative Agent or the Issuing Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral to the extent required to cure the Overadvance after payment of all outstanding Revolving Loans and Swingline Loans in accordance with Section 2.3.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.20 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.11 Additional Issuing Lenders. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

3.12 Resignation of the Issuing Lender. The Issuing Lender may resign at any time by giving at least thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3. The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, that:

4.1 Financial Condition.

(a) The audited consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2010, December 31, 2011, and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ (deficit) equity and comprehensive loss and cash flows each of the years then ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has, as of the Closing Date, any material (i) Guarantee Obligations, (ii) contingent liabilities and (iii) liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2012 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

4.2 No Change. Since December 31, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Except as set forth in Schedule 4.3, the Borrower and, to the knowledge of the Borrower, each other Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law.

4.4 Power, Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents by or in respect of any Loan Party, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) Governmental Approvals described in Schedule 4.5. Each Loan Document has been duly executed and delivered on behalf of each Loan Party partythereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof by the Borrower will not violate any Requirement of Law (except as set forth in Schedule 4.5) or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect. The absence of obtaining the Governmental Approvals described in Schedule 4.5 and the violations of Requirements of Law referenced in Schedule 4.5 shall not have, or reasonably be expected to have, an adverse effect on any rights of the Lenders, the Administrative Agent pursuant to the Loan Documents or an adverse effect on the Group Members with regard to their continuing operations or operations.

4.6 Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred (except as set forth in Schedule 4.7), nor shall any Default or Event of Default result from the making of a Credit Extension.

4.8 Ownership of Property; Liens; Investments. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. No Loan Party owns any Investment except as permitted by Section 7.8. Section 8 of the Collateral Information Certificate sets forth a complete and accurate list of all real property owned by each Loan Party as of the date hereof, if any. Section 9 of the Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the date hereof.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s Intellectual Property, nor does the Borrower know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of the Borrower, threatened to such effect.

4.10 Taxes. Except as set forth in Schedule 4.10, each Group Member has filed or caused to be filed all Federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member and tax obligations which do not individually or in the aggregate exceed $500,000); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax already due and payable and not being contested in good faith.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) any Loan Party and its respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Plan, and have performed all their obligations under each Plan;

(b) no ERISA Event has occurred or is reasonably expected to occur;

(c) any Loan Party and each of its respective ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;

(d) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither the Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;

(e) as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000;

(f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;

(g) all liabilities under each Pension Plan are (i) funded to at least the minimum level required by law, (ii) provided for or recognized in the financial statements most

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recently delivered to the Administrative Agent and the Lenders pursuant hereto or (iv) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and

(h) (i) each Loan Party is not and will not be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of each Loan Party do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) each Loan Party is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with each Loan Party are not and will not be subject to state statutes applicable to each Loan Party regulating investments of fiduciaries with respect to governmental plans.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Except as set forth in Schedule 4.4 and Schedule 4.5, no Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness. No Loan Party is subject to or is not exempt from regulation as a “holding company” under the Public Utility Holding Company Act of 2005 or as a “public utility” under the Federal Power Act or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each direct or indirect Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

4.16 Use of Proceeds. The proceeds of the Revolving Loans, and the Letters of Credit, shall be used to refinance the Existing Credit Facility and for general corporate and working capital purposes.

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. (a) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b) There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, or in the other Loan Documents or otherwise disclosed to the Administrative Agent and the Lenders.

4.19 Security Documents.

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock (as defined in the Guarantee and Collateral Agreement) that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(4) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are (or were) delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement, when UCC-1 financing statements in appropriate form are (or were) filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Secured Parties, shall have (or, as of the date of such delivery or filing, has had) a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens expressly permitted to have priority by Section 7.3). As of the Closing Date, none of the Borrower or any Subsidiary Guarantor that is a limited liability company or partnership has any Capital Stock that is a Certificated Security.

(b) Each of the Mortgages delivered after the Closing Date will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and the other Loan Documents will be and will continue to be, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.21 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968.

4.22 Designated Senior Indebtedness. The Loan Documents and all of the Obligations shall be deemed “Designated Senior Indebtedness” or a similar concept thereof for purposes of any Indebtedness of the Loan Parties.

4.23 Insurance. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance. Each Loan Party maintains insurance with financially sound and reputable insurance companies insurance on all its property (and also with respect to its foreign receivables) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business

4.24 No Casualty. No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any casualty event or condemnation proceeding affecting all or any portion of the Collateral.

4.25 Accounts Receivable.

(a) To the extent any Account is designated in any Borrowing Base Certificate as an Eligible Account or an Eligible Unbilled Account, such Account constitutes an Eligible Account or Eligible Unbilled Account, as applicable, as of the date of such Borrowing Base Certificate.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of the Borrower’s books and records are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of the Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.26 Patriot Act. Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act or the Bribery Act 2012. No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.27 OFAC. Neither the Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither the Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

SECTION 5

CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each Lender:

(i) this Agreement executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.1A;

(ii) the Guarantee and Collateral Agreement, executed and delivered by each Grantor named therein;

(iii) the Collateral Information Certificate, executed by a Responsible Officer;

(iv) if required by any Revolving Lender, a Revolving Loan Note executed by the Borrower in favor of such Lender;

(v) if required by the Swingline Lender, the Swingline Loan Note executed by the Borrower in favor of such Lender;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi) each Intellectual Property Security Agreement, executed by the applicable Grantor related thereto;

(vii) a completed Borrowing Base Certificate executed and delivered by the Borrower; and

(viii) each Deposit Account Control Agreement, executed by the Borrower, the applicable financial institution and the Administrative Agent;

(ix) each Securities Account Control Agreement, executed by the Borrower, the applicable financial institution and the Administrative Agent;

(x) each other Security Document, executed and delivered by the applicable Loan Party party thereto.

(b) Financial Statements; Projections. The Lenders shall have received audited consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2012. The Administrative Agent shall have received on or before such date, forecasts prepared by management of the Borrower, in form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Facilities, in each case giving effect to the consummation of the Facilities.

(c) Approvals. Except for the Governmental Approvals described in Schedule 4.5, all Governmental Approvals and consents and approvals of, or notices to, any other Person required in connection with the execution and performance of the Loan Documents, the continuing operations of the Group Members, and the other transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that could reasonably be expected to restrain, prevent or otherwise impose burdensome conditions on the financing contemplated hereby. The absence of obtaining the Governmental Approvals described in Schedule 4.5 shall not have an adverse effect on any rights of the Lenders, or the Administrative Agent pursuant to the Loan Documents or an adverse effect on the Group Members with regard to their continuing operations or operations.

(d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in all appropriate jurisdictions (including the jurisdiction of formation or organization of each Group Member), and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(f) Secretary’s Certificate; Certified Certificate of Organization; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by the Secretary or equivalent officer of such

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation or other similar organizational document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, the bylaws or other similar organizational document of each Loan Party and the relevant board resolutions or written consents of each Loan Party authorizing the transactions contemplated hereunder, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(g) Legal Opinions. The Administrative Agent and each Lender shall have received the executed legal opinions of Goodwin Procter LLP, counsel to the Borrower, in a form reasonably satisfactory to the Administrative Agent. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the original certificates representing the shares of Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed and dated in blank by a duly authorized officer of the pledgor thereof, and (ii) each original promissory note (if any) pledged to the Administrative Agent pursuant to the Security Documents, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i) Filings, Registrations and Recordings. Each document (including any UCC financing statements, Intellectual Property Security Agreements, Control Agreements, and landlord access agreements and/or bailee waivers) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed and delivered to the Administrative Agent or, as applicable, be in proper form for filing, registration or recordation.

(j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit D.

(k) Patriot Act. The Administrative Agent shall have received, prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(l) Insurance. The Administrative Agent shall have received insurance certificates (and underlying endorsements) satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement and Section 6.5 hereunder.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(m) No Material Adverse Effect. There shall not have occurred since December 31, 2012 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all respects except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date.

(p) No Default. No Default or Event of Default shall have occurred and be continuing.

(q) Borrowing Notice. The Administrative Agent shall have received in respect of any Revolving Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2.

(r) ENOC Securities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that ENOC Securities is an Immaterial Subsidiary.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date including, but not limited to, any Loan to be advanced and such Lender’s participation in any Letter of Credit to be issued hereunder (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent on the date of such extension of credit including, but not limited to, the date of the advance of any such Loan and the date of the issuance of any such Letter of Credit:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that for purposes of this Section 5.2, the representations and warranties contained in Section 4.1 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1;

(b) No Default. No Default or Event of Default shall have occurred as of or on such date or after giving effect to the extensions of credit requested to be made on such date;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Borrowing Base Certificate. During a Borrowing Base Period, the Borrower shall have delivered to the Administrative Agent a duly executed original Borrowing Base Certificate as of a date not more than three (3) days prior to the requested Borrowing Date;

(d) No Material Adverse Effect. There shall not have occurred any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) Availability. With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.1 shall be complied with; and

(f) Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder and each Revolving Loan Conversion shall constitute a representation and warranty by the Borrower as of the date of such extension of credit and each Revolving Loan Conversion that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, until the Discharge of Obligations the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent, for distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days (up to 120 days to the extent an extension is filed with and accepted by the SEC) after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, changes in stockholders’ (deficit) equity and comprehensive loss and cash flows each of the years then ended on such dates, setting forth in each case in comparative form the figures for the previous year, reported on, without qualification, by and accompanied by an unqualified report from Ernst & Young LLP other independent certified public accountants of nationally or regionally recognized standing and reasonably acceptable to the Administrative Agent and the Lenders; and

(b) as soon as available, but in any event not later than forty five (45) days after the end of each fiscal month of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income for such month and the portion of the fiscal year through the end of such month (and for the months ending March

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31, June 30, September 30 and December 31 of each fiscal year, consolidated and consolidating statements of cash flow), setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Documents required to be delivered pursuant to the terms of the foregoing clauses (a) and (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address.

6.2 Certificates; Other Information. Furnish to the Administrative Agent, for distribution to each Lender (or, in the case of clause (f), to the relevant Lender):

(a) (i) within forty five (45) days after the end of each month and concurrently with the delivery of the financial statements referred to in Section 6.1, (A) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (B) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (B) (or, in the case of the first such report so delivered, since the Closing Date) and (C) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Loan Party with the provisions of this Agreement referred to therein as of the last day of the month (it being understood and agreed that such Compliance Certificate shall not be required to contain information and calculations with respect to those financial covenants that are not required to be tested on the last day of such month); and (ii) within thirty (30) days after the end of each month during a Borrowing Base Period, a Borrowing Base Certificate accompanied by such supporting detail and documentation to include, but is not limited to the following: (i) an aged listing of accounts receivable (by invoice date), (ii) an aged listing of accounts payable (by invoice date), and (iii) a Deferred Revenue schedule and such other detail and documentation as requested by the Administrative Agent in its reasonable discretion;

(b) as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year approved by the board of directors of the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(c) within five (5) days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five (5) days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; Documents required to be delivered pursuant to the terms of this clause (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(d) upon request by the Administrative Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of the Group Members;

(e) upon request by the Administrative Agent no more frequently than monthly, (i) an aged listing of accounts receivable (by invoice date), (ii) an aged listing of accounts payable (by invoice date), and (iii) statements detailing the balances of cash and Cash Equivalents of Borrower and its Subsidiaries; and

(f) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its ERISA Affiliates to: (1) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Pension Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Pension Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Pension Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Pension Plan are and continue to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance policies on all its property (and also with respect to its foreign receivables) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business which insurance policies shall identify the Administrative Agent, for the benefit of the Secured Parties, as loss payee or additional insured, as the case may be, and shall provide the Administrative Agent with at least thirty (30) days prior notice of termination.

6.6 Books and Records. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d) (i) promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following ERISA Events affecting the Borrower or any ERISA Affiliate (but in no event more than ten days after such event), the occurrence of any of the following ERISA Events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event, if such event could reasonably be expected to result in liability in excess of $250,000 of the Borrower or any ERISA Affiliate: (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code; and

(ii) Promptly after the giving, sending or filing thereof, or the receipt thereof, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any of its respective ERISA Affiliates with the IRS with respect to each Pension Plan, (2) all notices received by any Loan Party or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

(e) any material change in accounting policies or financial reporting practices by any Loan Party; and

(f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws.

(a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.9 Accounts; Collections.

Maintain the Borrower’s and its Domestic Subsidiaries’ primary depository and operating accounts and securities accounts with SVB or one or more of SVB’s Affiliates, which accounts shall represent at least 75% of the dollar value of the Borrower’s and such Domestic Subsidiaries’ accounts at all financial institutions; provided, however, cash collateral provided by the Borrower to secure any letter of credit issued by an institution other than the Issuing Bank shall not be included when calculating the dollar value of the Borrower’s and its Domestic Subsidiaries’ accounts at all financial institutions for purposes of calculating the foregoing requirement, provided that such cash collateral provided to an institution other than the Issuing Bank is deposited with SVB or one or more of SVB’s Affiliates immediately upon the release of such cash collateral upon the reduction or termination of the letter of credit secured by such cash collateral. All of the Loan Parties’ depository, operating and securities accounts shall be and remain subject to a Control Agreement duly executed on behalf of the applicable financial institution. Notwithstanding the foregoing, the Borrower may maintain two accounts at JPMorgan Chase Bank, N.A. and one account at PNC Bank that are not subject to Control Agreements, provided that the aggregate amount on deposit in such accounts does not exceed $1,000,000 at any time and (ii) accounts containing cash collateral of the Loan Parties that is pledged by the Loan Parties to secure letters of credit for the benefit of the Borrower issued by an institution other than the Issuing Bank, provided that the terms of any such letter of credit, the institution issuing such letter of credit, and the amount and the terms relating to the cash collateral securing such letter of credit are approved in writing by the Administrative Agent and provided further that upon the termination or non-renewal of any such letter of credit the Borrower shall close such account and all such cash collateral shall automatically constitute “Collateral” hereunder and shall be promptly deposited by the Loan Parties in an account subject to a Control Agreement in favor of the Administrative Agent.

(a) Deposit on a daily basis directly into an account with a Lender or one or more of the Lenders’ Affiliates (which account, if maintained with an Affiliate of a Lender, shall be subject to a Control Agreement) (or cause the ACH or wire transfer of) all of the Borrower’s cash receipts and collections, including, without limitation, (i) all collections from Account Debtors of the Borrower, (ii) all of the Borrower’s available cash receipts from the sale of Inventory and other assets, and (iii) all cash payments received from any Person or from any source or on account of any sale or other transaction or event.

(b) No Group Member or Immaterial Subsidiary shall maintain any depository account, operating account, securities account or other bank or investment account outside of the United States; provided, that the Excluded Foreign Subsidiaries may maintain depository accounts, operating accounts, securities accounts or other bank or investment accounts outside the United States provided that the aggregate value of all assets in all such accounts shall at no time exceed (i) prior to and including June 30, 2013, $10,000,000 or (ii) after June 30, 2013, $20,000,000.

6.10 Audits. At reasonable times and as often as may be reasonably desired, on one (1) Business Days’ notice (provided that no notice is required if an Event of Default has occurred and is

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

continuing), the Administrative Agent, any Lender, or any of their agents, shall have the right to inspect the Collateral and the right to audit, copy, and make abstracts from any and all of any Group Member’s books and records including ledgers, federal and state tax returns, records regarding assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information, to visit and inspect any of the Group Member’s properties, and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent the Administrative Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses; provided, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be not obligated to reimburse the Administrative Agent or such Lender for more than one (1) audit per year.

6.11 Additional Collateral, etc.

(a) With respect to any property (to the extent included in the definition of Collateral) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within three (3) Business Days) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to evidence that they are a Guarantor and to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this Section 6.11(c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or Immaterial Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) that is owned by any Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) (x) to become a Borrower or a Subsidiary Guarantor party to this Agreement and/or the Guarantee and Collateral Agreement, (y) to take such actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement, with respect to such new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (z) to deliver to the Administrative Agent a certificate of such Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary), in a form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (v) in the case of a new Borrower hereunder, deliver an allonge executed by such new Borrower to each Lender amending each outstanding Note.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Foreign Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary (or any of the voting or nonvoting Capital Stock of any Subsidiary of an Excluded Foreign Subsidiary) be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) Each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, without the prior written consent of the Administrative Agent or unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Administrative Agent has not received a landlord’s agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), then, during any Borrowing Base Period, the Eligible Fixed Assets at that location shall, in the Administrative Agent’s Permitted Discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by the Administrative Agent in its Permitted Discretion. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

(f) Notwithstanding the provisions of clauses (c) and (d) of this Section 6.11, on the Closing Date, the Borrower shall (A) grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in (i) 65% of the total outstanding voting Capital Stock of each of EnerNOC Australia and EnerNOC Canada and (ii) 100% of the total outstanding non-voting Capital Stock of each of EnerNOC Australia and EnerNOC Canada and (B) deliver to the Administrative Agent the certificates representing such Capital Stock of EnerNOC Australia and EnerNOC Canada, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein.

6.12 Use of Proceeds. Use the proceeds of each Credit Extension only for the purposes set forth in Section 4.16 and not prohibited under Section 4.11.

6.13 Designated Senior Indebtedness. Cause the Loan Documents and all of the Obligations to be deemed “Designated Senior Indebtedness” or a similar concept thereof for purposes of any Indebtedness of the Loan Parties.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.14 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. The Borrower shall deliver to the Administrative Agent for distribution to the Lenders, transaction reports and schedules of collections, as provided in Section 6.2, on the Administrative Agent’s standard forms. If requested by the Administrative Agent, the Borrower shall furnish the Administrative Agent with copies of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to the applicable Accounts. In addition, the Borrower shall deliver to the Administrative Agent, upon its reasonable request therefor, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b) Disputes. The Borrower shall promptly notify the Administrative Agent of all disputes or claims relating to Accounts which allege or involve an amount in excess of $250,000. The Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing at any time so long as (i) the Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to the Administrative Agent in the next Borrowing Base Certificate provided to the Administrative Agent; (ii) no Default or Event of Default has occurred and is continuing at such time; and (iii) after taking into account all such discounts, settlements and forgiveness, the Total Revolving Extensions of Credit then outstanding will not exceed the Available Revolving Commitments then in effect.

(c) Collection of Accounts. The Borrower shall have the right to collect all payments in respect of its Accounts other than during the existence of an Event of Default (during which time the Administrative Agent may, in its sole discretion, collect any such Accounts of the Borrower); provided that the Borrower shall collect all payments in respect of any Accounts of the Borrower through, and shall otherwise deposit all proceeds of such Accounts in, the Designated Deposit Account. With respect to any cash collections deposited by the Borrower into the Designated Deposit Account in accordance with this subsection (c):

(i) if no Default or Event of Default then exists, any such cash collections deposited into the Designated Deposit Account may be accessed by the Borrower and otherwise swept nightly to another Controlled Account of the Borrower; and

(ii) if a Default or an Event of Default then exists, any such cash collections deposited into the Designated Deposit Account shall be applied as otherwise provided in this Agreement (including as provided in Section 8.2).

To the extent that (I) any amount of any such payments or collections remains in the Designated Deposit Account after the application by the Administrative Agent thereof to the payment in full or Cash Collateralization of the Obligations of the Borrower then outstanding under the Revolving Facility, (II) no Default or Event of Default then exists, and (III) such remaining amount is not otherwise required to be applied to the other Obligations of the Borrower pursuant to any other Section of this Agreement, then such remaining amount shall be returned by the Administrative Agent to the Borrower.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Verification. The Administrative Agent may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of a Borrower or the Administrative Agent or such other name as the Administrative Agent may choose.

(e) No Liability. Neither the Administrative Agent nor any Lender shall be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall the Administrative Agent or any Lender be deemed to be responsible for any of the Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve the Administrative Agent or any Lender from liability for its own gross negligence or willful misconduct.

(f) At no time prior to June 30, 2013 shall the aggregate amount of outstanding Accounts owned by EnerNOC Australia and EnerNOC Canada (excluding Accounts owned by either such Persons if such Person is a Loan Party) exceed $15,000,000.

6.15 Further Assurances. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

SECTION 7

NEGATIVE COVENANTS

The Borrower hereby agrees that, until the Discharge of Obligations, the Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Modified Quick Ratio. (i) For the month ending on March 31, 2013, permit the Quick Ratio, tested as of the last day of such month, to be less than [*****] to [*****], (ii) for the month ending on April 30, 2013, permit the Quick Ratio, tested as of the last day of such month, to be less than [*****] to [*****], (iii) for the month ending on May 31, 2013, permit the Quick Ratio, tested as of the last day of such month, to be less than [*****] to [*****], (iv) for the months ending on June 30, 2013, July 31, 2013 and August 31, 2013, permit the Quick Ratio, as of the last day of each such month, to be less than [*****] to [*****], (v) for the months ending on September 30, 2013, October, 31, 2013, November 30, 2013, December 31, 2013, January 31, 2014, February 28, 2014 and March 31, 2014, permit the Quick Ratio, tested as of the last day of each such month, to be less than [*****] to [*****], (vi) for the months ending on April 30, 2014 and May 31, 2014, permit the Quick Ratio, tested as of the last day of each such month, to be less than [*****] to [*****], and (vii) for the month ending on June 30, 2014 and each month thereafter, permit the Quick Ratio, tested as of the last day of each such month, to be less than [*****] to [*****].

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Minimum Free Cash Flow. Permit Free Cash Flow to be less than (i) [*****] for the fiscal quarter ending on March 31, 2013, (ii) [*****] for the trailing two fiscal quarters ending on June 30, 2013, (iii) [*****] for the trailing three fiscal quarters ending on September 30, 2013, (iv) [*****] for the trailing four fiscal quarters ending on December 31, 2013, and (vi) [*****] for the trailing four fiscal quarters ending on March 31, 2014 and for the trailing four fiscal quarters ending on the last day of each fiscal quarter thereafter.

(c) Minimum Unrestricted Cash. The Borrower shall have Unrestricted Cash (i) at all times prior to any increase of the Total Revolving Commitment by means of any Incremental Revolving Commitment, of not less than [*****] [*****], and (ii) at all times after the increase of the Total Revolving Commitment to an amount in excess of [*****] but less than or equal to [*****] by means of one or more Incremental Revolving Commitments, of not less than [*****] [*****] (unless the Required Lenders, after consultation with the Borrower, in their sole discretion, agree in writing to another specified amount that is greater than [*****] [*****] but less than [*****] [*****], in each case, tested monthly.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) so long as an Intercompany Subordination Agreement is in full force and effect, Indebtedness of (i) the Borrower or any Subsidiary Guarantor to any other Loan Party or (ii) any Subsidiary (which is not a Subsidiary Guarantor) to any other Subsidiary (which is not a Subsidiary Guarantor);

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof, increasing the principal amount thereof or increasing the rate of interest thereon);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) in an aggregate principal amount not to exceed $500,000 at any one time outstanding and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof, increasing the principal amount thereof or increasing the rate of interest thereon);

(f) Surety Indebtedness;

(g) Indebtedness of the type described in clause (b) of the definition of Indebtedness consisting of earn-out or other acquisition-related obligations incurred in

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

connection with acquisitions by the Borrower or any of its Subsidiaries that are otherwise permitted by the terms of this Agreement; provided, that, the total amount of such Indebtedness consisting of earn-out or other acquisition-related obligations shall not exceed (i) $1,000,000 for any single acquisition or (ii) $3,000,000 in the aggregate for all acquisitions during the term of this Agreement; and

(h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $500,000 at any one time outstanding.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h) Liens created pursuant to the Security Documents;

(i) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(j) judgment Liens that do not constitute a Default or Event of Default under Section 8.1(h) of this Agreement; and

(k) Liens not otherwise permitted by this Section 7.3 securing obligations permitted hereunder so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and its Subsidiaries) $500,000 at any one time.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving Person);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete, worn out, or surplus property in the ordinary course of business;

(b) the sale of Inventory in the ordinary course of business;

(c) Dispositions permitted by clause (i) of Section 7.4(b);

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor so long as such Capital Stock is pledged to the Administrative Agent for the benefit of the Secured Parties;

(e) subject in all respects to Section 8.1(k), the sale or issuance of the Borrower’s Capital Stock;

(f) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(g) the licensing of patents, trademarks, copyrights, and other intellectual property rights on a non-exclusive basis in the ordinary course of business and Dispositions listed on Schedule 7.5(g); and

(h) the Disposition of other property having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower.

7.6 Restricted Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, or declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to its parent (provided such parent is a Loan Party or, if such parent is not a Loan Party, such Restricted Payment is promptly distributed to a Loan Party), to the Borrower, or to any Wholly Owned Subsidiary Guarantor; and

(b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may: (i) purchase common stock or common stock options from present or former officers, directors or employees of any Group Member upon the death, disability or termination of employment of such officer, director, or employee; provided that the aggregate amount of payments under this clause (i) shall not exceed $250,000 during any fiscal year of the Borrower; and (ii) repurchase or redeem common stock of EnerNOC held by its public stockholders, provided that both immediately before and after making such repurchase or redemption pursuant to this clause (ii), the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.1 and no Default or Event of Default shall have occurred and be continuing and provided further that the aggregate amount of repurchases under this clause (ii) shall not exceed (i) $0.00 during the period commencing on the Closing Date through and including June 30, 2013, (ii) $5,000,000 in the aggregate during the period commencing on the July 1, 2013 through and including September 30, 2013 or (iii) $10,000,000 in the aggregate during the period commencing on the Closing Date through and including the date of the Discharge of the Obligations.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.7 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except, without duplication:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $250,000 at any one time outstanding;

(e) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

(f) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(g) Investments received in settlement of amounts due to the Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to the Borrower or any of its Subsidiaries as a result of Insolvency proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of the Borrower or its Subsidiaries;

(h) Permitted Acquisitions;

(i) (i) Investments of a Subsidiary that is not a Loan Party in or to other Subsidiaries or a Borrower, (ii) Investments of a Loan Party in another Loan Party, and (iii) Investments by the Borrower in Subsidiaries that are not Loan Parties for the ordinary and necessary current operating expenses of such Subsidiaries so long as the aggregate amount of such Investments does not exceed Five Million Dollars ($5,000,000.00) per fiscal year; and

(j) Investments by the Borrower in [*****] in the form of a joint venture with [*****], provided that the aggregate amount of such Investments shall not exceed [*****].

7.8 Modifications of Certain Preferred Stock and Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Preferred Stock (i) that would move to an earlier date the scheduled redemption date or increase the amount of

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that would be otherwise materially adverse to any Lender or any other Secured Party; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party.

7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.10 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction.

7.11 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, and (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby.

7.15 Lines of Business. In the case of the Borrower and its Subsidiaries, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.16 Amendments to Organizational Agreements and Material Contracts. No Loan Party shall (a) amend or permit any amendments to any Loan Party’s organizational documents, if such amendment would be adverse to the Administrative Agent or the Lenders or (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation if such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders.

7.17 ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to: (a) terminate any Pension Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any ERISA Affiliate, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any ERISA Affiliate, (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.18 Use of Proceeds. Use the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board, or (b) finance a Hostile Acquisition.

7.19 Subordinated Debt. Make any voluntary or optional payment, prepayment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt, except to the extent expressly permitted by both the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

SECTION 8

EVENTS OF DEFAULT

8.1 Events of Default. If any of the following events shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document (including the delivery of any Cash Collateral as required hereunder or under any other Loan Document), within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c) (1) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Sections 6.5(b), 6.7(a), 6.9, 6.10, 6.12, 6.13, 6.14 or Section 7 of this Agreement or (2) an “Event of Default” under and as defined in any Mortgage shall have occurred or (3) any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.1 or 6.2 of this Agreement, and such default shall continue unremedied for a period of three (3) days thereafter, or

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days thereafter; or

(e) (1) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (iv) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clause (i), (ii), (iii), or (iv) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii), and (iv) of this paragraph (e) shall have occurred with respect to Indebtedness the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate of all such Indebtedness, exceeds in the aggregate $500,000; or (2) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Loan Party; or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

appeal within sixty (60) days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) There shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of $500,000 during the term of this Agreement; or there exists, an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $250,000; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(i) (A) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(B) (1) any Person shall seek to serve process to attach, by trustee or similar process, any funds of a Loan Party or of any other entity under the control of a Loan Party (including a Subsidiary) in excess of $100,000 on deposit with any Lender or any of their respective Affiliates, or (2) a notice of lien, levy, or assessment shall be filed against any of a Loan Party’s assets by a Governmental Authority, and any of the same under clauses (1) or (2) hereof shall not, within ten days after the occurrence thereof, be discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Loans or other extensions of credit shall be made hereunder during any such ten day cure period; or

(C) (1) any material portion of a Loan Party’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (2) any court order enjoins, restrains or prevents a Loan Party from conducting any part of its business; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) a Change of Control shall occur; or

(l) any of the Governmental Approvals shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of the Governmental Approvals or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (A) has, or

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

could reasonably be expected to have, a Material Adverse Effect, or (B) adversely affects the legal qualifications of any Group Member to hold any of the Governmental Approvals in any applicable jurisdiction and such revocation, rescission, suspension, modification or nonrenewal could reasonably be expected to affect the status of or legal qualifications of any Group Member to hold any of the Governmental Approvals in any other jurisdiction;

then, during the continuance of any such event, (a) if such event is an Event of Default specified in clauses (i) or (ii) of paragraph (f) above with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) any provider of Bank Services may terminate any Bank Services Agreement then outstanding or Cash Collateralize the amount of any Obligations in respect of Bank Services then outstanding. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon and all amounts drawn thereunder have been reimbursed in full and all other obligations of the Borrower (including all Obligations in connection with Bank Services) hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.2 Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.1), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15 and 2.16) payable to the Administrative Agent in its capacity as such (including interest thereon);

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lender (including Letter of Credit Fronting Fees, Issuing Lender Fees and the reasonable fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender and amounts payable under Sections 2.14, 2.15 and 2.16), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Disbursements which have not yet been converted into Revolving Loans and other Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans and other Obligations (including Bank Services), ratably among the Lenders, the Issuing Lender, the provider of Bank Services in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10 and to Cash Collateralize that portion of the Obligations relating to Bank Services;

Sixth, to the payment of Obligations arising under any Specified Swap Agreement, ratably among the Qualified Counterparties in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 3.4, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit in accordance with Section 8.2(b) as they occur. Subject to Sections 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other obligations, if any, in the order set forth above.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 9

THE ADMINISTRATIVE AGENT

9.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(c) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty, provider of Bank Services) hereby irrevocably (i) authorizes the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and Collateral Agreement and the Harbourvest Subordination Agreement, and (ii) appoints and authorizes the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3 Exculpatory Provisions. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a) be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1), or (ii) in the absence of its own gross negligence or willful misconduct.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7 Reserved.

9.8 Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9 Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the State of California, or an Affiliate of any such bank with an office in the State of California. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof,

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its good faith discretion,

(a) to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, Bank Services and Specified Swap Agreements (other than Letters of Credit, Bank Services and Specified Swap Agreements the Obligations in respect of which have been Cash Collateralized in accordance with the terms hereof or as to which other arrangements satisfactory to the Administrative Agent, the Issuing Lender, provider of Bank Services or any applicable Qualified Counterparty, as applicable, shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition expressly permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.3(g), if approved, authorized or ratified in writing by the Required Lenders; and

(c) to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, if approved, authorized or ratified in writing by the Required Lenders.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.11 Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.6 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither Co-Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable as the Administrative Agent, a Lender or an Issuing Lender hereunder.

9.13 Survival. This Section 9 shall survive the Discharge of Obligations.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 10

MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent (with the consent of the Required Lenders), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage, non-Affiliation requirement or minimum number of Lenders specified in the definition of Required Lenders, amend the definition of “Available Revolving Commitment” or “Borrowing Base” in a manner that would permit availability to be increased thereunder, revise Section 2.1 or 2.3 to require Lenders to fund, indemnify or participate in, or permit to remain outstanding, Total Revolving Extensions of Credit in excess of the Borrowing Base during a Borrowing Base Period, amend the definition of “Borrowing Base Period” in a manner that would reduce the applicability of the Borrowing Base, amend the definition of “Eligible Accounts”, “Eligible Fixed Assets”, “Eligible Australian Accounts”, “Eligible Canadian Accounts” or “Eligible Unbilled Accounts” in a manner that makes the eligibility requirements of such items to be included in the Borrowing Base less restrictive, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) (i) amend, modify or waive the pro rata requirements of Section 2.14 in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender or (ii) amend, modify or waive the pro rata requirements of Section 2.14 in a manner that adversely affects the L/C Lenders without the written consent of each L/C Lender; (E) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Section 2.4 or 2.5 without the written consent of the Swingline

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lender; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (I) (i) amend or modify the application of payments set forth in Section 8.2 without the written consent of all Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower requests that this Agreement or any of the other Loan Documents be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the Borrower, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i) the termination of the Commitment of each such Minority Lender;

(ii) the assumption of the Loans and Commitment of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.19; and

(iii) the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.

(c) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of all of the Lenders, the Administrative Agent, and the Borrower, (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by all of the Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	c/o EnerNOC, Inc.

101 Federal Street

Boston, Massachusetts 02110

Attention: Michael J. Berdik

Facsimile No.: (617) 224-9910

E-mail: mberdick@enernoc.com

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

Attention: Mark Smith, Esq.

Facsimile No.: (617) 523-1231

E-Mail: marksmith@goodwinprocter.com

Administrative Agent:	Silicon Valley Bank

275 Grove Street, Suite 2-200

Newton, Massachusetts 02466

Attention: Mr. Philip Silvia

Facsimile No.: (617) 969-5478

E-Mail: psilvia@svb.com

with a copy to:

Riemer & Braunstein, LLP

3 Center Plaza

Boston, Massachusetts 02108

Attention: Charles W. Stavros, Esq.

Facsimile No.: (617) 692-3441

E-Mail: Cstavros@Riemerlaw.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay or reimburse (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and all fees set forth in the Fee Letter, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower or any other Loan Party pursuant to any other Loan Document for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) and provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.16(e).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the resignation of the Administrative Agent, the Issuing Lender and the Swingline Lender, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) (i) Subject to the conditions set forth below in Section 10.6(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Administrative Agent (such consent not to be unreasonably withheld or delayed);

(B) with respect to any proposed assignment of all or a portion of the Swingline Commitment, the Swingline Lender; and

(C) with respect to any proposed assignment of all or a portion of the L/C Commitment, the Issuing Lender.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Assignments shall be subject to the following additional conditions:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within two (2) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (provided that (x) simultaneous assignments to or by two (2) or more Approved Funds will be treated as a single assignment for purposes of determining whether such minimum amount has been met, and (y) simultaneous assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met), unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(D) no such assignment shall be made to (1) a Defaulting Lender or any of its Subsidiaries, (2) the Borrower or any of its Subsidiaries or Affiliates, (3) a natural person, or (4) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (D);

(E) the parties to each assignment of all or a portion of any Revolving Commitment shall (1) electronically execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fees in the case of any assignment), payable by the assigning or assignee Lender as they shall mutually agree; and

(F) the Eligible Assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For the purposes of this Section 10.6, the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Defaulting Lender’s Revolving Percentage of Loans previously requested by the Borrower but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full Revolving Percentage of all Loans, its L/C Percentage of participations in Letters of Credit, and its Revolving Percentage of all participations in Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iv) Subject to acceptance and recording thereof pursuant to Section 10.6(b)(v) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(c).

(v) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Revolving Lenders, and the Revolving Commitments of, and principal amount of the Revolving Loans and interest owing to, each Revolving Lender pursuant to the terms hereof from time to time, and the names and addresses of the L/C Lenders, and the L/C Commitments of, and principal amounts and interest owing to, each L/C Lender pursuant to the terms hereof from time to time (the “Revolving Loan Register”). The entries in the Revolving Loan Register shall be conclusive, and the Borrower,

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Revolving Loan Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Revolving Loan Register information regarding the designation, and revocation of designation, of any Revolving Lender as a Defaulting Lender. The Revolving Loan Register shall be available for inspection by the Borrower, the Issuing Lender, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in the Loan Documents, the Loans are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Revolving Loan Register and no assignment thereof shall be effective until recorded therein. This Section 10.6(b)(iv) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed administrative questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.6(b) and any written consent to such assignment required by Section 10.6(b) (in each case, to the extent required), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Revolving Loan Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Revolving Loan Register as provided in this paragraph.

(c) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.16(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be delivered by such Participant)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15, 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 2.18 and 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Eligible Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6(d) above.

(f) Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption that: (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Securities Exchange Act of 1934, or other federal securities laws (it being

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash at face value from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that

(i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Section 10.13 shall survive the Discharge of Obligations.

10.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submit to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided that nothing in this Agreement shall be deemed to operate to preclude Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the addresses set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL; and

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

This Section 10.13 shall survive the Discharge of Obligations.

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.14 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.15 Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.10 or Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in Section 10.15(b) below.

(b) At such time as the Loans and all Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.16 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.16, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

10.17 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

[Remainder of page intentionally left blank.]

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER ENERNOC, INC.

By:	/s/ Kevin Bligh
Name: Kevin Bligh
Title: Chief Accounting Officer

[Signature page to Credit Agreement]

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SILICON VALLEY BANK,
as Administrative Agent, Issuing Lender, and as a Lender

By:	/s/ Philip T. Silvia III
Name: Philip T. Silvia III
Title: Director

COMERICA BANK, as a Lender

By:	/s/ Paula J. Howell
Name: Paula J. Howell
Title: Senior Vice President

Schedule 1.1A - 1

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.1A

COMMITMENTS

AND AGGREGATE EXPOSURE PERCENTAGES

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage

Silicon Valley Bank	$50,000,000	71.428571428%
Comerica Bank	$20,000,000	28.571428572%
Total	$70,000,000	100.000000000%

L/C COMMITMENTS

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	L/C Commitments	L/C Percentage

Silicon Valley Bank	$50,000,000	71.428571428%
Comerica Bank	$20,000,000	28.571428572%
Total	$70,000,000	100.000000000%

SWINGLINE COMMITMENT

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	Swingline Commitment	Exposure Percentage

Silicon Valley Bank	$5,000,000	100.00%
Total	$5,000,000	100.000000000%

Schedule 1.1A - 2

Portions of this Exhibit, indicated by the mark “[*****],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.